UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 16, 2019
Universal Technical Institute, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

16220 North Scottsdale Road, Suite 500, Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	623-445-9500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	UTI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 21, 2019, we issued a press release discussing preliminary full year 2019 results and expectation for full year 2020. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 by reference.

In accordance with General Instruction B.2 to Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of President and Chief Executive Officer

On October 16, 2019, Kimberly J. McWaters, our President and Chief Executive Officer, informed our Board of Directors of her intention to retire and resign from her position as President and Chief Executive Officer and from all other positions she holds with our company and any of its affiliates (other than as a member of our Board of Directors) effective as of October 31, 2019 (the “Retirement Date”). Following her retirement, Ms. McWaters will continue to serve as a Class I member of our Board of Directors.

In connection with Ms. McWaters’ retirement, we have entered into a Retirement Agreement and Release of Claims, effective as of the Retirement Date, pursuant to which (i) Ms. McWaters will retire from active employment with our company, and her relationship as an employee, officer and, except as described in (iii) below, director of our company and all of its affiliates shall cease on the Retirement Date; (ii) Ms. McWaters’ continuous service with our company will cease at that time without regard to her continued service on our Board of Directors; (iii) Ms. McWaters will remain a member of the Board of Directors as a Class I Director and will not be entitled to receive any remuneration for such continued service during the three years following the Retirement Date, provided that she will be entitled to reimbursement for all reasonable travel and other business expenses incurred by her in the performance of her duties as a member of the Board of Directors in accordance with our applicable expense reimbursement policies and procedures; (iv) we will undertake the compensation and benefit severance obligations contained in Sections 7(b) and 9(a) of her Employment Agreement; (v) except as described in (iv) above, all of Ms. McWaters’ outstanding and unvested restricted stock unit, performance unit and performance cash awards shall terminate as of the Retirement Date; and (vi) Ms. McWaters will agree to a standard release of claims and agreement not to file suit.

The foregoing description of the Retirement Agreement and Release of Claims does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Retirement Agreement and Release of Claims, a copy of which is attached hereto as Exhibit 10.1 and which is hereby incorporated by reference into this Item 5.02.

Appointment of Chief Executive Officer

On October 16, 2019, our Board of Directors appointed Jerome A. Grant, our current Executive Vice President and Chief Operating Officer, as Chief Executive Officer effective as of November 1, 2019. In addition, the Board of Directors has appointed Mr. Grant to the Board of Directors as a Class I Director effective as of November 1, 2019.

Mr. Grant, age 56, has served as our Executive Vice President and Chief Operating Officer since November 2017. Prior to joining our company, Mr. Grant served as Senior Vice President, Chief Services Officer with McGraw-Hill Education, Inc. from June 2015 to April 2017. Prior to joining McGraw Hill, Mr. Grant served in several senior leadership roles with Pearson Education, including Senior Vice President of Technology Strategy from 2014 to 2015; Senior Vice President of Digital Products from 2012 to 2014; President of Higher Education Business, Technology and the New York Institute of Finance from late 2000 through 2011; and Vice President of Sales from 1999 through 2000. Mr. Grant received a Bachelor of Business Administration degree in labor relations and marketing from the University of Wisconsin-Milwaukee. As our former Executive Vice President and Chief Operating Officer, Mr. Grant brings to the Board of Directors an understanding of the organization and experience in the postsecondary technical education services industry.

In connection with the appointment of Mr. Grant as our Chief Executive Officer, we have entered into an Employment Agreement with Mr. Grant, effective as of November 1, 2019, that provides for the terms and conditions of his employment as our Chief Executive Officer. The agreement provides for an annual base salary of $500,000. The agreement also provides that Mr. Grant is eligible to participate in our Management Incentive Plan with a target bonus of 85% of his annual base salary, which is dependent on our financial performance, Board of Director approval and other defined criteria as may periodically apply as determined by the Board of Directors. Mr. Grant will also be eligible to continue to participate in our annual long-term incentive program as well as our group insurance benefits, medical, dental and vision reimbursement coverage, 401(k) program, Deferred Compensation Plan, short-term and long-term disability plans and life insurance coverage. The agreement further provides that Mr. Grant shall continue to participate in our Severance Plan, provided that the period of his permitted severance shall be increased to 52 weeks and the balance of the benefits under the plan shall conform to those granted at the EVP/SVP level, and provided further that although the Severance Plan may be amended or terminated at any time by the Board of Directors, the benefits due to Mr. Grant shall at no time be less than those designated in the Severance Plan in effect at the time of his promotion to Chief Executive Officer.

There are no other arrangements or understandings pursuant to which Mr. Grant was appointed Chief Executive Officer. There are no family relationships among any of our directors, executive officers, and Mr. Grant. There are no related party transactions between us and Mr. Grant reportable under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and which is hereby incorporated by reference into this Item 5.02.

Retirement of Director

On October 16, 2019, Conrad A. Conrad delivered notice to the company of his intention to retire from his position as a Class I Director of the Board of Directors, and the Board of Directors accepted such retirement, which shall be effective as of November 1, 2019.

On October 21, 2019, we issued a press release announcing the retirement of Ms. McWaters, the appointment of Mr. Grant and the retirement of Mr. Conrad. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Retirement Agreement and Release of Claims, dated October 31, 2019, by and between the Registrant and Kimberly J. McWaters
10.2	Employment Agreement, dated November 1, 2019, by and between the Registrant and Jerome A. Grant
99.1	Press Release of Universal Technical Institute, Inc., dated October 21, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

October 21, 2019	By:	/s/ Troy R. Anderson

Name: Troy R. Anderson
Title: Executive Vice President and Chief Financial Officer